July 26, 2024

Crown Electrokinetics Regains Compliance With Nasdaq's Minimum Bid Price Requirement
LOS ANGELES, July 26, 2024 (GLOBE NEWSWIRE) -- Crown Electrokinetics Corp. (NASDAQ:CRKN) ("Crown" or the "Company"), a leading smart glass technology company and an expert in constructing fiber optic networks, today announced that it has received a notification letter (the "Compliance Notice") from the Listing Qualifications Department of the Nasdaq Stock Market Inc. ("Nasdaq") dated July 25, 2024, informing the Company that it has regained compliance with the Nasdaq Listing Rule 5550(a)(2).
About Crown Electrokinetics
Crown is comprised of two divisions, Fiber Optics and Electrokinetics Film. The Electrokinetics Film division is a smart glass technology and the creator of our Smart Window Insert based on its patented electrokinetic film. Crown’s Fiber Optics division is a builder of underground fiber optic networks as well as other utility infrastructure projects.
Safe Harbor Statement:
Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and Crown Electrokinetic Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.
This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Crown Electrokinetics Contact: IR Email: info@crownek.com
SOURCE: Crown Electrokinetics

Source: Crown Electrokinetics Corp.